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                                                                   Exhibit 10.19


                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT, dated as of January 1, 1996, by and between GIGA INFORMATION GROUP, INC., a Delaware corporation (the "Company"), and Neill Brownstein, an individual residing at 536 West Crescent Drive, Palo Alto, California 94301 (the "Consultant").

                                  INTRODUCTION

     A. The Consultant has expertise which would be of benefit to the Company and, as a director of the Company, has extensive knowledge of the operations of the Company, as well as its personnel and prospects.

     B. The Company now desires to retain the Consultant as a consultant in order to make the expertise of the Consultant more fully available to the Company, and the Consultant desires to be so retained by the Company. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                             SERVICES; TERM; DUTIES

     1.1 Services. The Company hereby agrees to retain the Consultant upon the terms and conditions hereinafter set forth to provide, as an independent contractor and not as an employee, consulting and advisory services with respect to the business and affairs of the Company as requested, from time to time by the Board of Directors of the Company or a duly appointed officer of the Company, and the Consultant hereby agrees to provide such services.

     1.2 Term. The service of the Consultant hereunder shall be provided for a period (the "Term") of one (1) year commencing on the date hereof.

     1.3 Extent of Services. During the Term, Consultant shall, if and when so requested by the Company, and at a time and place mutually convenient to the parties hereto, furnish to the Company, consulting and advisory services with respect to the Company's business and affairs. The Consultant shall devote 25% of his working time to the services rendered under this Agreement. Nothing herein shall preclude Consultant from rendering any services, whether as a consultant or otherwise, to any person, firm or corporation; provided, however, that Consultant shall not engage in any activities in contravention of (i) the provision of any other agreement with the Company to which he is a party or (ii) his fiduciary duties as a member of the Company's board of directors.

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                             ARTICLE II

                            COMPENSATION


        2.1 Compensation. For all services rendered by the Consultant hereunder and all covenants and conditions undertaken by him pursuant to this Agreement, the Company shall pay a consulting fee (the "fee") at the rate of $60,000 per annum, payable no less frequently than quarterly in arrears.

        2.2 Deductions. The Company shall deduct from the fee described in this
Article II any federal, state or local withholding taxes, social security contributions and any other amounts which are required to be deducted or withheld by the Company pursuant to any federal, state or local laws, rules or regulations.


                             ARTICLE III

                          DEATH: DISABILITY


        3.1 Death or Disability. In the event of the death or disability of Consultant during the term hereof, or in the event that the parties hereto mutually agree that the Consultant will not render services during a portion of a quarter, the Consultant shall be paid for services rendered in such quarter on a pro-rated basis.


                              ARTICLE IV

                           CONFIDENTIALITY


        4.1 Confidentiality. Consultant covenants and agrees that during the period that he provides services hereunder and for a period of one year thereafter (the "Effective Period") he will not use for his own account, directly or indirectly, any of the proprietary information, customer lists, trade names, goodwill or trade secrets owned or used by the Company in its business as of the date hereof, or directly or indirectly, disclose or furnish to any other person, firm, corporation or entity, the methods by which the business of the Company is conducted, any of the methods of which the customers or business of the Company is obtained, or any confidential or proprietary information of the Company, including without limitation, the names of any of the customers or prospective customers of the Company; provided, however, the foregoing shall not apply to the extent such information is general public knowledge or to the extent Consultant is compelled to disclose it by subpoena or by applicable law.


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                                   ARTICLE V

                                 MISCELLANEOUS

        5.1 Independent Contractor. Under this Agreement, Consultant shall, at all times, be an independent contractor and not an employee. This Agreement does not grant Consultant any authority to bind or commit the Company, including any subsidiary or any affiliate of the Company, with respect to any matter.

        5.2 Waiver. A waiver by a party hereto of a breach of any term, covenant or condition of this Agreement by the other party hereto shall not operate or be construed as a waiver of any other or subsequent breach by such party of the same or any other term, covenant or condition hereof.

        5.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Washington without giving effect to principles relating to conflicts of law.

        5.4 Expenses. During the Term, the Consultant shall be entitled to incur reasonable expenses in the performance of his duties in accordance with Company policies in effect from time to time. Upon presentation by the Consultant of appropriate supporting documentation to the Company, the Consultant shall be entitled to reimbursement of such expenses.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                GIGA INFORMATION GROUP, INC.

                                By
                                   ------------------------------
                                   Name:
                                   Title:

                                CONSULTANT


                                ---------------------------------
                                Neill Brownstein


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